EXHIBIT 21


                             SUBSIDIARIES


NAME                                           STATE OF INCORPORATION
____                                           ______________________

Astrosub, Inc.                                         Delaware

AstroPower, Inc. (1)                                   Delaware

BEI Liquidating Corporation (formerly named
  Behlman Electronics, Inc.)                           New York






(1)  Registrant owns 32.2% of outstanding common stock